Exhibit 10.1

FIFTEENTH AMENDMENT

TO

RECEIVABLES PURCHASE AGREEMENT

THIS FIFTEENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of August 26, 2024 (this “Amendment”), is entered into by TARGA RECEIVABLES LLC, as seller (the “Seller”), TARGA RESOURCES PARTNERS LP (“Targa”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity and any successor servicer designated in accordance with the terms of the Agreement, the “Servicer”), the various CONDUIT PURCHASERS signatory hereto, the various COMMITTED PURCHASERS signatory hereto, the various PURCHASER AGENTS signatory hereto, the various LC Participants signatory hereto and PNC BANK, NATIONAL ASSOCIATION, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as LC BANK and amends that certain Receivables Purchase Agreement (including all signature pages, exhibits, schedules and annexes thereto), dated as of January 10, 2013, as amended by the First Amendment to Receivables Purchase Agreement, dated as of August 20, 2013, the Second Amendment to Receivables Purchase Agreement, dated as of December 13, 2013, the Third Amendment to Receivables Purchase Agreement, dated as of December 12, 2014, the Fourth Amendment to Receivables Purchase Agreement, dated as of December 11, 2015, the Fifth Amendment to Receivables Purchase Agreement, dated as of December 9, 2016, the Sixth Amendment to Receivables Purchase Agreement, dated as of December 8, 2017, the Seventh Amendment to Receivables Purchase Agreement, dated as of December 7, 2018, the Eighth Amendment to Receivables Purchase Agreement, dated as of December 6, 2019, the Ninth Amendment to Receivables Purchase Agreement, dated as of April 22, 2020, the Tenth Amendment to Receivables Purchase Agreement, dated as of April 21, 2021, the Eleventh Amendment to Receivables Purchase Agreement, dated as of December 13, 2021, the Twelfth Amendment to Receivables Purchase Agreement, dated as of April 19, 2022, and the Thirteenth Amendment to Receivables Purchase Agreement, dated as of September 2, 2022, and the Fourteenth Amendment to Receivables Purchase Agreement, dated as of August 30, 2023 (as so amended, and as otherwise modified, supplemented, amended or amended and restated from time to time, the “Agreement”), each by and among the Seller, TARGA RESOURCES PARTNERS LP, as servicer, the various CONDUIT PURCHASERS party thereto from time to time, the various COMMITTED PURCHASERS party thereto from time to time, the various PURCHASER AGENTS party thereto from time to time, the various LC Participants party thereto from time to time, the Administrator and the LC Bank. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, subject to the terms hereof, the parties to the Agreement wish to make certain amendments to the Agreement as provided herein; and

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Amendments to Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the parties hereto agree that the Agreement shall be amended with text marked in underline (e.g., addition or addition) indicating additions to the Agreement and with text marked in strikethrough (e.g., ~~deletion~~ or ~~deletion~~) indicating deletions to the Agreement as set forth in Exhibit A attached hereto.

Section 2. Representations and Warranties of the Seller and Targa. (i) The Seller makes the representations and warranties contained in Sections 1 and 3 of Exhibit III to the Agreement, and (ii) Targa makes the representations and warranties in Section 2 of Exhibit III to the Agreement, in each case, as of the Effective Date (as defined below) (unless any such representation or warranty expressly indicates it is being made as of another specific date), both before and immediately after giving effect to this Amendment.

Section 3. Agreement in Full Force and Effect, as Amended. All of the terms and conditions of the Agreement shall remain in full force and effect, as amended by this Amendment. All references to the Agreement in the Agreement or any other document or instrument shall be deemed to mean the Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement but shall constitute an amendment with respect thereto. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

Section 4. Effectiveness. This Amendment shall become effective in accordance with its terms as of the date hereof (the “Effective Date”) upon receipt by the Administrator of:

(i) counterparts of this Amendment executed by the Seller, the Servicer, the Administrator, each Purchaser Agent, each LC Bank, each LC Participant and each Purchaser;

(ii) a duly executed copy of the Receivables Purchase Agreement – Eleventh Amended and Restated Fee Letter dated as of the date hereof, together with payment of the fees required by the terms thereof to be paid on the date hereof; and

(iii) a duly executed copy of the Receivables Purchase Agreement – Administrative Agent Fee Letter dated as of the date hereof, together with payment of the fees required by the terms thereof to be paid on the date hereof.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Delivery of a signature page to, or an executed counterpart of, this Amendment by facsimile, email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this document shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), Illinois Electronic Commerce Security Act (5 ILCS 175/1-101 et seq.), or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.

Section 6. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TARGA RECEIVABLES LLC, as Seller

By:	/s/ Joel Thomas
Joel Thomas
Senior Vice President – Finance and Treasurer

[Signature Page to Fifteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

TARGA RESOURCES PARTNERS LP, as Servicer

By:	Targa Resources GP LLC, its general partner

By:	/s/ Joel Thomas
Joel Thomas
Senior Vice President – Finance and Treasurer

[Signature Page to Fifteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

[Signature Page to Fifteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

THE PURCHASER GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the PNC Purchaser Group and as a Committed Purchaser

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as an LC Bank

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

[Signature Page to Fifteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Wells Fargo Purchaser Group and as a Committed Purchaser

By:	/s/ Dale Abernathy
Name: Dale Abernathy
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an LC Participant

By:	/s/ Dale Abernathy
Name: Dale Abernathy
Title: Executive Director

[Signature Page to Fifteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

REGIONS BANK, as Purchaser Agent for the Regions Bank Purchaser Group and as a Committed Purchaser

By:	/s/ Aldo Cuellar
Name: Aldo Cuellar
Title: Director

REGIONS BANK, as an LC Participant

By:	/s/ Aldo Cuellar
Name: Aldo Cuellar
Title: Director

[Signature Page to Fifteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

MIZUHO BANK, LTD., as Purchaser Agent for the Mizuho Bank Purchaser Group and as a Committed Purchaser

By:	/s/ Jeremy Ebrahim
Name: Jeremy Ebrahim
Title: Managing Director

MIZUHO BANK, LTD., as an LC Participant

By:	/s/ Jeremy Ebrahim
Name: Jeremy Ebrahim
Title: Managing Director

[Signature Page to Fifteenth Amendment to

Targa Receivables LLC Receivables Purchase Agreement]

EXHIBIT A TO ~~FOURTEENTH~~ FIFTEENTH AMENDMENT TO RECEIVABLES PURCHASE

AGREEMENT

CONFORMED RPA

(AMENDMENTS ~~1-13~~1-14, JOINDER AGREEMENT OF TARGA GAS MARKETING

AND DECEMBER 2020 INCREASE LETTER)

RECEIVABLES PURCHASE AGREEMENT

dated as of January 10, 2013

among

TARGA RECEIVABLES LLC,

as Seller

TARGA RESOURCES PARTNERS LP,

individually and as initial Servicer

THE VARIOUS CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS LC PARTICIPANTS FROM TIME TO TIME PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrator and LC Bank

-i-

TABLE OF CONTENTS

(continued)

Page
ARTICLE V	THE AGENTS	~~33~~32

Section 5.1	Appointment and Authorization	~~33~~32
Section 5.2	Delegation of Duties	~~34~~33
Section 5.3	Exculpatory Provisions	~~34~~33
Section 5.4	Reliance by Agents	~~35~~34
Section 5.5	Notice of Termination Events	35
Section 5.6	Non-Reliance on Administrator, Purchaser Agents and Other Purchasers	~~36~~35
Section 5.7	Administrator, Purchasers, Purchaser Agents and Affiliates	~~36~~35
Section 5.8	Indemnification	36
Section 5.9	Successor Administrator	~~37~~36
Section 5.10	Erroneous Payments	~~37~~36

ARTICLE VI	MISCELLANEOUS	~~39~~38

Section 6.1	Amendments, Etc.	~~39~~38
Section 6.2	Notices, Etc.	~~40~~39
Section 6.3	Successors and Assigns; Participations; Assignments	~~40~~39
Section 6.4	Costs and Expenses	~~42~~41
Section 6.5	No Proceedings; Limitation on Payments	42
Section 6.6	GOVERNING LAW AND JURISDICTION	~~43~~42
Section 6.7	Confidentiality	~~44~~43
Section 6.8	Execution in Counterparts	~~45~~44
Section 6.9	Survival of Termination	~~45~~44
Section 6.10	WAIVER OF JURY TRIAL	~~45~~44
Section 6.11	Sharing of Recoveries	~~45~~44
Section 6.12	Right of Setoff	~~46~~45
Section 6.13	Entire Agreement	~~46~~45
Section 6.14	Headings	~~46~~45
Section 6.15	Purchaser Groups’ Liabilities	~~46~~45
Section 6.16.	Tax Treatment	~~46~~45
Section 6.17.	USA Patriot Act	~~46~~45

-ii-

lease obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Debt of such Person is being determined, in respect of outstanding swap agreements, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such person in respect of bankers’ acceptances. The Debt of any person shall include the Debt of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Debt expressly limits the liability of such person in respect thereof.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.

“Default” means any event or condition that constitutes an Event of Default under (and as defined in) the Credit Agreement or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, at any time, 2.0% per annum above the higher of (i) the Base Rate at such time and (ii) the Term SOFR Rate plus the applicable SOFR Adjustment at such time plus 1% per annum.

“Default Ratio” means, for any Fiscal Month the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables (other than Impacted Receivables) that became Defaulted Receivables during such month (other than Receivables that became Defaulted Receivables as a result of an Insolvency Proceeding with respect to the Obligor thereof during such month) by (b) the Credit Sales during the month that is three Fiscal Months before such month.

“Defaulted Receivable” means a Receivable:

(a) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment, or

(b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or (ii) as to which any payment, or part thereof, has been written off the Seller’s or the applicable Originator’s books as uncollectible.

“Delinquency Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables (other than Impacted Receivables) that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables (other than Impacted Receivables) on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for ~~31~~61 days or more from the original due date for such payment.

“Dilution” means the portion of any Pool Receivable which is (i) reduced or cancelled as a result of any of the events described in Section 1.4(e)(i)(A) or (ii) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof).

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Credit Sales during the prior Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month.

“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing (a) the greater of (i) .50% and (ii) the aggregate amount of Dilutions during such Fiscal Month, excluding charge-offs related to Receivables arising during such Fiscal Month by (b) the aggregate Credit Sales during the Fiscal Month that is one month prior to such Fiscal Month.

“Dilution Reserve Percentage” means on any day, the product (expressed as a percentage) of (a) the Dilution Horizon Ratio multiplied by (b) the sum of (i) (x) the product of 2.25 times (y) the average of the Dilution Ratios for the twelve most recent Fiscal Months and (ii) the Dilution Volatility Component.

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage) of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months times (b) (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months.

“Discount” means with respect to any Purchaser:

(a) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Yield Period through the issuance of Notes:

CPR x C x ED/360

(b) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Yield Period through the issuance of Notes or if the LC Bank and/or any LC Participant makes or is deemed to have made a participation advance in connection with

(iii) for each Special Obligor, the amount, if any, by which (x) the aggregate Outstanding Balance of all Eligible Receivables of such Special Obligor less the Contra Deduction Amount allocable to such Special Obligor exceeds (y) the applicable Special Obligor Concentration Limit for such Special Obligor; and

(iv) at any time (A) other than during the occurrence and continuance of a Level 2 Ratings Event, the amount, if any, by which (x) the Top 15 Contra Deduction Amount exceeds (y) 25% of the aggregate Outstanding Balance of all Eligible Receivables; provided that if a DPO Event has occurred and is continuing, the percentage set forth in the foregoing clause (y) may be adjusted to such other percentage determined by the Majority Purchaser Agents in their sole discretion that is equal to or greater than 12.5% of the aggregate Outstanding Balance of all Eligible Receivables or (B) during the occurrence and continuance of a Level 2 Ratings Event, the amount, if any, by which (x) the Top 15 Contra Deduction Amount exceeds (y) 25% of the aggregate Outstanding Balance of all Eligible Receivables; provided that the percentage set forth in the foregoing clause (y) may be adjusted to such other percentage determined by the Majority Purchaser Agents in their sole discretion (which, for the avoidance of doubt, may be zero).

“Excluded Taxes” means, with respect to the Administrator, any Purchaser, the LC Bank or any other Affected Person or recipient of any payment to be made by or on account of any obligation of the Seller hereunder, (a) Taxes imposed on or measured by its overall net income or gross receipts (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Purchaser, in which its applicable Lending Office is located, or that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Seller is located, (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to an Affected Person that has failed to comply with clause (A) of Section 1.9(e)(2), (d) in the case of a Foreign Affected Person (other than an assignee pursuant to a request by the Seller under Section 1.10(b)), any United States withholding Tax that is required to be imposed on amounts payable to such Foreign Affected Person pursuant to the Laws in force at the time such Foreign Affected Person becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Affected Person (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Seller with respect to such withholding Tax pursuant to Section 1.9(a), (e) Taxes attributable to a failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 1.9(e)(2) and (e) any United States federal withholding Taxes imposed under FATCA.

“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Facility Termination Date” means the earliest to occur of: means the earliest to occur of:

(a) August 29, ~~2024~~2025 (b) the Facility Termination Date declared by the Administrator, or deemed to occur, in accordance with Section 2.2 of this Agreement, (c) the date the Purchase Limit

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Impacted Receivable” has the meaning set forth in the Fee Letter.

“Indebtedness” has the meaning set forth in the Credit Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Director” has the meaning set forth in clause 3(c) of Exhibit IV to this Agreement.

“Information Package” means each report, in substantially the form of Annex A-1 to this Agreement, furnished by or on behalf of the Seller to the Administrator pursuant to this Agreement.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“LC Bank” has the meaning set forth in the preamble to this Agreement.

“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants) or such other account as may be so designated as such by the Administrator with notice to the Seller and the Servicer.

the long-term unsecured credit rating from Standard & Poor’s for the Servicer (if available) is below B-, the long-term unsecured credit rating from Moody’s for the Servicer (if available) is below B3 or the rating from such other ratings source approved by the Administrator in writing is below such level agreed to in writing by the Administrator.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“Loan Party” has the meaning specified in the Credit Agreement.

“Lock-Box Account” means each account listed on Schedule II (as may be supplemented from time to time by any “Joinder Agreement” entered into in accordance with the terms of the Sale Agreement) to this Agreement and maintained, in each case in the name of the Seller and maintained by the Seller at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement, among the Seller, the Servicer, a Lock-Box Bank and the Administrator, governing the terms of the related Lock-Box Accounts.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

“Look Through Effective Date” means August 20, 2013.

“Loss Horizon” means, on any day, the ratio (expressed as a decimal) of (i) the aggregate Credit Sales during the ~~four~~five most recent Fiscal Months by (ii) the Net Receivables Pool Balance as of such day.

“Loss Reserve Percentage” means, on any day, an amount (expressed as a percentage) equal to the product of (a) 2.25, (b) the highest three month rolling average of the Default Ratios during the twelve most recent Fiscal Months and (c) the Loss Horizon.

“Majority Purchaser Agents” means, at any time, Purchaser Agents whose aggregate Ratable Shares exceed 50%; provided, that so long as there is more than one Purchaser Group, “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents.

“Material Adverse Effect” means a material adverse effect on the operations, assets or financial condition of Targa Corp., taken as a whole.

“Minimum Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage) of (a) the 12-month rolling average of the Dilution Ratio at such time (b) the Dilution

(f) the Seller, Targa or any Originator institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(g) if any Capital is outstanding (i) the average for any three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 2.00%, (B) the Delinquency Ratio shall exceed ~~2.50~~2.25%, (C) the Dilution Ratio shall exceed 3.00% or (ii) the Days’ Sales Outstanding exceeds 45.0 days;

(h) a Change in Control shall occur;

(i) the Purchased Interest shall exceed 100% for two consecutive Business Days; or

(j) (i) Targa shall (A) fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness (other than Indebtedness under the Transaction Documents) or Swap Contract, beyond any grace period provided with respect thereto; provided that the aggregate outstanding principal amount (including the undrawn face amount of any outstanding letter of credit, surety bonds and other similar contingent obligations outstanding under any agreement relating to such Indebtedness and including amounts owing to all creditors under any combined or syndicated credit arrangement) of all such Indebtedness or payment obligation in respect of such Swap Contract as to which such payment default shall occur and be continuing exceeds the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Swap Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, if such default or other event shall have resulted in the acceleration of the payment of such Indebtedness or Swap Contract; provided that the aggregate outstanding principal amount (including the undrawn face amount of any outstanding letter of credit, surety bonds and other similar contingent obligations outstanding under any agreement relating to such Indebtedness and including amounts owing to all creditors under any combined or syndicated credit arrangement) of all such Indebtedness or payment obligation in respect of such Swap Contract as to which such acceleration shall occur and be continuing exceeds the Threshold Amount.

Schedule I-1

ANNEX H6

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

~~s~~

Reference is hereby made to the Receivables Purchase Agreement dated as of January 10, 2013 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Targa Receivables LLC, as Seller, Targa Resources Partners L.P. as Servicer, each Purchaser, LC Participant, Purchaser Agent and LC Issuer from time to time party thereto, and PNC Bank, National Association, as administrator for such Affected Parties (the “Administrator”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

Pursuant to the provisions of Section 1.9 of the Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Commitment(s) (as well as any Purchase Notice or interest in the Receivables evidencing such Commitment(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrator and the Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Seller and the Administrator, and (2) the undersigned shall have at all times furnished the Seller and the Administrator with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF FOREIGN AFFECTED PERSON]

By:
Name:
Title:

Date:	________ __, 20[ ]

~~[6]~~	~~NTD: Subject to further review and update.~~

Annex H